Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Emerging Markets Growth Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.

                                                     Number of Votes:
                                                     ----------------

                   Director                   For                      Withheld
                   --------                   ---                      --------

      Paul Bancroft III                    8,485,231                   224,914

      Sheryle J. Bolton                    8,482,415                   227,730

      William T. Burgin                    8,485,269                   224,876

      Thomas J. Devine                     8,480,316                   229,829

      Keith R. Fox                         8,488,091                   222,054

      William H. Gleysteen, Jr.            8,477,231                   232,914

      William H. Luers                     8,481,631                   228,514

      Wilson Nolen                         8,483,572                   226,573

      Daniel Pierce                        8,484,766                   225,379

      Kathryn L. Quirk                     8,482,038                   228,107


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For            Against           Abstain          Broker Non-Votes*
          ---            -------           -------          -----------------

       8,384,334         207,247           118,564                98,188

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

          For            Against           Abstain           Broker Non-Votes*
          ---            -------           -------           -----------------

       8,268,279         426,626           228,693                   0


                   29 - Scudder Emerging Markets Growth Fund

4. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  Diversification                   8,034,053            312,203              265,701              98,188

       4.2  Borrowing                         7,959,915            384,810              267,232              98,188

       4.3  Senior securities                 7,984,239            358,780              268,938              98,188

       4.4  Purchase of physical              7,983,542            362,159              266,256              98,188
            commodities

       4.5  Concentration                     7,988,834            357,407              265,716              98,188

       4.6  Underwriting of securities        7,984,571            361,251              266,135              98,188

       4.7  Investment in real estate         7,989,300            356,891              265,766              98,188

       4.8  Lending                           7,975,819            328,856              307,282              98,188


5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.

                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         8,453,635                    98,033                    158,477


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                   30 - Scudder Emerging Markets Growth Fund